                                                                  EXHIBIT (2)(b)


THIS AGREEMENT is dated 2 March 1998 and is made BETWEEN:

(1) THE ENERGY GROUP PLC, a public limited company incorporated in England and Wales, whose registered office is at 117 Piccadilly, London WIV 9FJ ("TEG"); and

(2)  P&L COAL HOLDINGS CORPORATION, a Delaware Corporation (the "PURCHASER").

NOW IT IS HEREBY AGREED as follows:

1    INTERPRETATION

1.1  In this Agreement, the following expressions have the following meanings.

     "AUSTRALIA SALE SHARES" means the DCI Shares and the PAL Shares;

     "BUSINESS DAY" has the meaning given to it in Rule 14d-1 under the US Securities Exchange Act of 1934 as amended;

     "COMPANIES" means CP, DCI, GFMC, PAL and PHC;

     "COMPLETION" means completion of the sale and purchase of the Sale Shares pursuant to the provisions of clause 5.2 hereof;

     "THE CONDITIONS" means the conditions set out in clause 2;

     "CP" means Citizens Power LLC, a Delaware limited liability company;

     "CP SHARES" means 100 percent of the membership interest of CP;

     "DCI" Means Darex Capital Inc., a company incorporated in the Republic of Panama;

     "DCI SHARES" means the 1,000 shares of $0.01 each in the capital of DCI, being the entire issued share capital of DCI;

     "EFFECTIVE DATE" means the date on which the Conditions are satisfied or waived;

     "ESCROW LETTER" means the letter of even date herewith between the Purchaser, TEG and Lazard Brothers & Co. Limited relating to the deeds and documents delivered at Pre- Completion;

     "GFMC" means Gold Fields Mining Corporation, a Delaware corporation.

     "GFMC SHARES" means 100 shares of $5.00 par value each in the common stock of GFMC, being the entire issued share capital of GFMC;

     "MINORITY INTERESTS" means the 1% interests of Peabody Investments, Inc. in CL Hartford, L.L.C., a Delaware limited liability company, and Citizens Power Sales, a Delaware general partnership;

     "OFFER" means the Texas Utilities Offer (as defined in the Press Announcement);

     "PAL" means Peabody Australia Limited, a private limited company incorporated in England and Wales;

     "PAL SHARES" means the 1,000,000 "A" ordinary shares of US$0.01 each in the capital of PAL, being the entire issued share capital of PAL;

     "PHC" means Peabody Holding Company, Inc., a New York corporation;

     "PHC SHARES" means 203,840 shares of $1.00 par value each in the common stock of PHC, being the entire issued share capital of PHCI;

     "PRE-COMPLETION" means pre-completion of the sale and purchase of the Sale Shares in accordance with clause 5.1 hereof and on and subject to the terms of the Escrow Letter;

     "PRE-COMPLETION DATE" means the date falling ten business days (or such lesser period as the parties may agree) after receipt by TEG and the Purchaser of notice in writing from Texas Utilities Company (confirmed in writing by Texas Utilities Company by 3:00pm London time one business day prior to the Pre-Completion Date) that it believes there is a significant possibility that the Offer will become or be declared unconditional in all respects within or on the expiry of that period, such notice not to be given earlier than the first closing date of the Offer, provided that if at any time during such period it becomes apparent that the Offer is not likely to become or be declared unconditional in all respects by such time, the Pre-Completion Date will be such later business day as shall be specified in writing by Texas Utilities Company and which satisfies the above criteria (subject to the same one business day prior written confirmation by Texas Utilities Company).

     "PRESS ANNOUNCEMENT" means the press announcement to be released on 2 March 1998, in the form attached hereto and initialled by or on behalf of the parties hereto;

     "SALE" means the sale of the Sale Shares pursuant to this Agreement;

     "THE SALE SHARES" means the Australia Sale Shares and the US Sale Shares;

     "US SALE SHARES" means the CP Shares, the GFMC Shares, the Minority Interests and the PHC Shares.

1.2 The headings to the clauses are for convenience only and have no legal effect.

2    THE CONDITIONS

2.1 Completion of this Agreement shall in all respects be conditional on the fulfilment of the following conditions:

     (a) the Offer becoming or being declared unconditional in all respects (and the Offer not at that time being publicly opposed by the board of directors of TEG);

     (b) the waiting period applicable to the Sale under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, of the United States (the "HSR Act") having expired or been terminated;

     (c) the consent of the Treasurer of the Commonwealth of Australia, acting in such capacity or through the body known as the Foreign Investment Review Board (the "Australian Treasurer"), having been given to the Sale (or to any aspect thereof as shall be subject to approval pursuant to the Foreign Acquisitions and Takeovers Act of Australia ("FATA")) either unconditionally or subject to such conditions as do not have and could not reasonably be expected to have a material adverse effect on the value of the Companies and their subsidiaries (taken as a whole);

     (d) the United States Federal Energy Regulatory Commission ("FERC") having issued an order approving the Sale or any aspect thereof as shall be subject to regulation by FERC on terms that do not have and could not reasonably be expected to have a material adverse effect on the value of the Companies and their subsidiaries (taken as a whole);

     (e) no order having been issued (and remaining in effect) by any court or other governmental authority, and no statute, rule, regulation, executive order, decree or other order of any kind existing or having been enacted, entered or enforced by any governmental authority, which (in any such case to an extent which is material in the context of the Sale) prohibits, restrains or restricts Completion of the sale of the Sale Shares pursuant to this Agreement;

     (f)  the Pre-Completion Date having passed.

2.2 The Purchaser shall use its best endeavours (to the extent it is able and without involving unreasonable expenditure of money) to procure the fulfilment of the Conditions set out in sub-clauses (b)-(f) inclusive of clause 2.1 as soon as possible and TEG shall give all reasonable assistance in respect of applications to regulatory authorities. The Purchaser agrees that its best endeavours as set out above shall include taking all such steps as may be required to secure regulatory approvals contemplated by the Conditions set out in subclauses (b) to (d) of clause 2.1.

2.3 The Purchaser may (subject to the prior written consent of TEG (in the case of subclauses (c), (e) and (f) of clause 2.1)) waive any of the conditions set out in sub-clauses (c)-(f) inclusive of clause 2.1. The Conditions in sub-clause (a) and (b) of clause 2.1 may not be waived.

2.4 If any of the Conditions becomes incapable of being satisfied (and, if the Condition is capable of being waived, the relevant party or parties refuse to waive the Condition), all obligations of the parties under this Agreement shall terminate and neither party shall have any claim against the other under them except for any prior breach of clause 2.2.

3    SALE OF THE SALE SHARES

3.1 Subject to the Conditions being satisfied, TEG shall procure the sale by Energy Holdings (No. 2) Limited, as legal and beneficial owner, of all the Australia Sales Shares to the Purchaser and shall procure the sale by Peabody Investments, Inc, as legal and beneficial owner of all the US Sale Shares to the Purchaser, in each case free from all liens, charges and encumbrances and with full title guarantee and will all rights attached thereto at the Effective Date but (in the absence of fraud) without the benefit of any other undertakings, warranties, representations or other assurances whatsoever except insofar as they are contained in this Agreement and the Purchaser shall purchase the Sale Shares at completion.

3.2 The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

4    CONSIDERATION

4.1 The consideration for the sale of the Sale Shares payable by the Purchaser on Completion shall be the sum of US$2,287,400,000 in cash in United States currency (the "PURCHASE CONSIDERATION").

5    PRE-COMPLETION AND COMPLETION

5.1 On the Pre-Completion Date all (but not some only) of the following shall take place, on and subject to the terms and conditions of the Escrow
     Letter:

     (a) TEG shall procure the delivery to the escrow agent referred to in the Escrow Letter of undated transfers or undated assignments (as the case may be) in respect of such of the Sale Shares as are registered (to the extent required), duly executed by or on behalf of Energy Holdings (No. 2) Limited or Peabody Investments, Inc. (as the case may be) and completed in favour of the Purchaser or as it may direct, together with the certificates in respect of such Sale Shares (to the extent required, duly endorsed in blank or in the name of the Purchaser), share warrants to bearer in respect of such of the Sale Shares as are not in registered form, and such other documents, transfer stamps or written consents as may be required to give a good title to such Sale Shares and to enable the Purchaser or its nominees to become the registered holders thereof;

     (b) TEG shall cause the transfers referred to above to be resolved to be registered to the extent required (subject only to their being duly stamped and to completion taking place); and

     (c) TEG shall procure the delivery to the escrow agent referred to in the Escrow Letter of undated assignments of certain indemnities in the form separately agreed between the parties and initialled by or on behalf of the parties for the purposes of identification;

     (d) the Purchaser shall pay the Purchase Consideration by electronic funds transfer (for value on the day of transfer) to the escrow account referred to in the Escrow Letter.

5.2 Completion of the sale and purchase of the Sale Shares shall take place immediately following the satisfaction of the Conditions, when the parties shall procure (to the extent necessary) that the funds held by the escrow agent referred to in the Escrow Letter are paid to the person(s) entitled thereto in accordance with the terms of the Escrow Letter, on which event completion shall have taken place, such that the documents delivered in escrow pursuant to clause 5.1 above shall be unconditionally delivered and released to the parties entitled thereto and shall become effective and shall be dated accordingly.

5.3 If Completion does not occur the business day after the Pre-Completion Date, then on such day the monies in the escrow account referred to in the Escrow Letter will be released to the Purchaser and the documents delivered in escrow pursuant to clause 5.1 above shall be released to TEG, and thereafter the Parties shall stand ready to effect Pre-Completion and Completion in accordance with the provisions of this Agreement (subject to satisfaction of the Conditions) upon one business day's notice (prior to 3:00pm London time) by Texas Utilities Company.

6    WARRANTIES

6.1  Each of the parties hereby warrants to the other that:

     (a) it has the requisite corporate power and authority under its memorandum and articles of association (or the equivalent) to enter into, execute, deliver and perform its obligations under this Agreement;

     (b) the execution and delivery of this Agreement and the performance of its obligations under this Agreement have been duly authorised by all necessary corporate action;

     (c) this Agreement constitutes and documents executed by it which are to be delivered from escrow at Completion will, when executed, constitute legal, valid and binding obligations of it in accordance with their respective terms;

     (d) the execution and delivery of, and the performance by it of its obligations under, and compliance with the provisions of, this Agreement, will not result in:

          (i) any breach or violation by it of any provision of its memorandum and articles of association (or the equivalent);

          (ii) any breach of, or constitute a default under (which in any case is material in the context of the sale of the Sale Shares), any instrument or agreement to which it is a party or by which it is bound; or

          (iii)(subject to the satisfaction of the Conditions) any breach of any law or regulation in any jurisdiction having the force of law or of any order, judgment or decree of any court or governmental agency by which it is bound in each case as at the date hereof.

6.2  TEG hereby warrants to the Purchaser that:

     (a) the Sale Shares comprise the whole of the issued and allotted share capital of the Companies and Energy Holdings (No. 2) Limited or Peabody Investments, Inc. (as the case may be) is or will prior to Completion be the sole beneficial owner of the Sale Shares free from any lien, charge, equity or encumbrance;

     (b) save pursuant to this Agreement, no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale, transfer or conversion of any share capital of any of the Companies or any of their subsidiaries under any option or other agreement (including conversion rights and rights of pre-emption);

     (c) the Schedule contains particulars of the shareholdings of each of the subsidiaries of each of the Companies and all the shares shown as issued are in issue fully paid and are beneficially owned and registered as set out therein free from any lien, charge, equity or encumbrance.

7    COVENANTS

7.1 TEG undertakes to the Purchaser that (unless the Purchaser shall otherwise agree in writing in advance, such approval not be withheld or delayed in the case of any act, matter or thing which would not be material in the context of the Sale) prior to the Sale or the termination of this Agreement (whichever shall be the earlier);

     (a) it will direct the Companies (and each of their respective subsidiaries) to conduct their business in the ordinary and usual course as currently carried on by such Companies and their subsidiaries; and

     (b) it will not take any action in relation to the Companies or any of their respective subsidiaries which would, if the Company and their subsidiaries taken as a whole were an offeree company subject to the City Code on Takeovers and Mergers, amount to an action requiring the approval of shareholders in general meeting under Rule 21 of the City Code on Takeovers and Mergers.

8    COUNTERPARTS

8.1 This Agreement may be executed in one or more counterparts each signed by one or more of the parties and such counterparts shall together constitute one agreement.

9    FURTHER ASSURANCES

9.1 Each party hereto agrees that it shall execute such further documents and do all such other legal acts as may be necessary to give good title to the Sale Shares and to enable the Purchaser or its nominees to become the registered holders thereof or transfer the Sale shares or to give the Purchaser the benefit of the indemnities referred to in the assignments referred to in clause 5.1(c). It is the responsibility of the Purchaser to notify the Australian Treasurer of the proposed Sale under FATA but TEG will give all such assistance as it reasonably can to enable the Purchaser to give notification and to deal with any issues that may be raised by the Australian Treasurer in relation to such notification.

10   MISCELLANEOUS

10.1 This Agreement sets out the entire agreement and understanding between the Parties in connection with the sale and purchase of the Sale Shares.

10.2 The Purchaser hereby acknowledges that it has not entered into this Agreement in reliance on any warranties, representations, covenants, undertakings or indemnities on the part of TEG or any of its subsidiary undertakings (or any of its or their respective directors, officers, employees or advisers) except insofar as they are contained in this Agreement.

10.3 No purported alteration to this Agreement shall be effective unless it is in writing, refers to this Agreement and is duly executed by each party hereto.

10.4 A breach by TEG of any of the provisions of this Agreement shall give rise only to an action against TEG and no other person by the Purchaser for damages and shall not entitle the Purchaser to rescind or repudiate this Agreement.

10.5 TEG hereby acknowledges that it has not entered into this Agreement in reliance on any warranties, representations, covenants, undertakings or indemnities on the part of the Purchaser, any of the Companies or any of their subsidiary undertakings (or any of its or their respective officers, employees or advisers) except insofar as they are contained in this Agreement.

11   NOTICES

11.1 Any notice or other document to be given under this Agreement shall be in writing and shall be deemed duly given:

     (a) if to be given to the Purchaser, if left at or sent by (i) airmail or express or other fast postal service or (ii) facsimile transmission or other means of telecommunication in permanent written form to the following address or number:

          (A)  name                P&L Coal Holdings Corporation

               address c/o Lehman Brothers Merchant Banking Group 3 World Financial Center
                                   200 Vesey Street
                                   New York, New York 10285

               FAO                 Henry E. (Jack) Lentz

               Fax no.             001 212 526 3836
               or to such other address and/or number as the Purchaser may by notice to TEG hereto expressly substitute therefor;

     (b) if to TEG, if left at or sent by (i) airmail or express or other fast postal service or (ii) facsimile transmission or other means of telecommunication in permanent written form to the following address or number:

               name                The Energy Group PLC

               address             117 Piccadilly
                                   London WIV 9FJ

               FAO                 Martin Murray

               Fax no.             0171 647 3215

               or to such other address as TEG may by notice to the Purchaser expressly substitute therefor.

     (c) when in the ordinary course of the means of transmission it would first be received by the addressee in normal business hours.

12   CHOICE OF LAW AND JURISDICTION

12.1 This Agreement shall be governed by and construed in accordance with English law.

12.2 If either party to this Agreement has any claim or cause of action arising out of or in connection with this Agreement, such claim or action shall be referred to the English courts, to the jurisdiction of which courts each party hereby irrevocably and expressly submits.

12.3 The Purchaser hereby irrevocably authorises and appoints Simmons & Simmons of 21 Wilson Street, London EC2M 2TX (for the attention of Peter Kennerley or Edward Troup) (or such other person, being a firm of solicitors resident in England as the Purchaser may by notice in writing to TEG from time to time substitute) to accept service of all legal proceedings arising out of or connected with this Agreement. Service of such process on the person for the time being authorised to accept it under this clause on behalf of the Purchaser shall be deemed to be service of that process on the Purchaser.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.



SIGNED by         D.C. Bonham           )
                                        )
                                        )
for and on behalf of                    )
THE ENERGY GROUP PLC                    )        /s/ D.C. Bonham
                                                 -------------------





SIGNED by                               )
                                        )
                                        )
for and on behalf of                    )
P&L COAL HOLDINGS CORPORATION           )        /s/ Henry E. Lentz
                                                 -------------------



                                                 -------------------

                                    Schedule

          [Information on subsidiaries of the Companies - clause 6(g)]

                                                                 SCHEDULE 6.2(c)

Peabody Coal Business (United States)

==========================================================================================================================
             COMPANY                       AUTHORIZED STOCK                         ISSUED STOCK OWNERSHIP
==========================================================================================================================
Peabody Holding Company,            500,000 shares of common          203840 shares held by PII
Inc. ("PHCI")                       stock, par value $1.00 per
                                    share
--------------------------------------------------------------------------------------------------------------------------
Gold Fields Mining                  100 shares of common stock,       100 shares held by PII
Corporation ("GFMC")                par value $5.00 per share
--------------------------------------------------------------------------------------------------------------------------
Interior Holdings Corporation       1,000 shares of common stock,     10 shares held by PHCI
("IHC")                             par value $100.00 per share
--------------------------------------------------------------------------------------------------------------------------
Powder River Coal Company           1,000 share of common stock,      768 shares held by PHCI
("PRCC")                            par value of $100.00 per share
--------------------------------------------------------------------------------------------------------------------------
Caballo Coal Company                1,000 shares of common stock,     10 shares held PRCC
("CCC")                             par value $100.00 per share
--------------------------------------------------------------------------------------------------------------------------
Midco Supply and Equipment          500 shares of common stock,       100 shares held by PHCI
Corporation ("MSEC")                no par value
--------------------------------------------------------------------------------------------------------------------------
Thoroughbred, LLC                                                     PHCI-72%
("Thoroughbred")                                                      Peabody Development Company 28%
--------------------------------------------------------------------------------------------------------------------------
Black Beauty Coal Company                                             Thoroughbred-43 1/3%
("BBCC")                                                              Unaffiliated Third Parties-56 2/3%
--------------------------------------------------------------------------------------------------------------------------
Falcon Coal Company                                                   Thoroughbred-33 1/3%
("FCC")                                                               Unaffiliated Third Parties-66 2/3%
--------------------------------------------------------------------------------------------------------------------------
Eagle Coal Company ("ECC")                                            Thoroughbred-33 1/3%
                                                                      Unaffiliated Third Parties-66 2/3%
--------------------------------------------------------------------------------------------------------------------------
Peabody Terminals, Inc.             1,000 shares of common stock,     1,000 shares held by PHCI
("PTI")                             par value $1.00 per share
--------------------------------------------------------------------------------------------------------------------------
James River Coal Terminal           1,000 shares of common stock,     10 shares held by PTI
Company ("JRCTC")                   no par value
--------------------------------------------------------------------------------------------------------------------------
Dominion Terminal Associates                                          PTI-10%
("DTA")                                                               JRCTC-2.5%
                                                                      Ashland Terminal, Inc.-12.5%
                                                                      Cavalier Coal Terminal Company-5%
                                                                      Pittston Coal Terminal Corporation-32.5%
                                                                      Westmoreland Terminal Company-20%
--------------------------------------------------------------------------------------------------------------------------
Peabody Development                 2,500,00 shares, par value        1,513,200 shares held by PHCI
Company ("PDC")                     $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Genoa Dock Corporation              1,000 shares of common stock,     2.4 shares held by PDC
("GDC")                             par value $100.00 per share       7.6 shares held by Dairyland Power Cooperative
--------------------------------------------------------------------------------------------------------------------------
Hayden Gulch Terminal, Inc.         1,000 shares of common stock,     10 shares held by PHCI
("HGTI")                            par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================
             COMPANY                       AUTHORIZED STOCK                         ISSUED STOCK OWNERSHIP
==========================================================================================================================
--------------------------------------------------------------------------------------------------------------------------
Sentry Mining Company               100 shares of common stock,       10 shares held by PHCI
("SMC")                             par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Peabody Minerals Pty. Limited       100,000 shares of common          1 share held by R.D. Humphris (nominee for
("PMPL")                            stock, par value $1.00 per        PHCI)
                                    share                             1 share held by K.B. Forbes (nominee for PHCI)
--------------------------------------------------------------------------------------------------------------------------
Peabody COALSALES                   1,000 shares of common stock,     510 shares held by PHCI
Company (PCCO")                     par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Peabody COALTRADE,Inc.              1,000 shares of common stock,     100 shares held by PCCO
("PCI")                             par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Peabody Energy Solutions,           1,000 shares of common stock,     100 shares held by PCCO
Inc. ("PESI")                       par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Coal Properties Corporation         100 shares common stock, par      100 shares of common stock held by PHCI
("CPC")                             value $ 1.00 per share
--------------------------------------------------------------------------------------------------------------------------
                                    59,852 shares preferred stock,    59,852 preferred shares held by Mid-Continental par
                                    value $10.00 per share            Barge Lines Inc., which has merged into PHCI
--------------------------------------------------------------------------------------------------------------------------
Rio Escondido Coal                  1,000 shares of common stock,     100 shares held by PHCI
Corporation ("RECC")                par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Peabody Venezuela Coal              1,000 shares of common stock,     10 shares held by PHCI
Corporation ("PVCC")                par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Carbones Peabody de                 65 shares of common stock,        64 shares held by PVCC
Venezuela, C.A. ("CPV")             par value 1,000.00 bolivars       1 share held by Dr. Luis Miguel Vicentini
                                                                      (Nominee)
--------------------------------------------------------------------------------------------------------------------------
Cottonwood Land Company             10 shares of common stock,        10 shares held by PHCI
("CLC")                             par value $100.00 per share
--------------------------------------------------------------------------------------------------------------------------
Snowberry Land Company              10 shares of common stock,        10 shares held by PHCI
("SLC")                             par value $100.00
--------------------------------------------------------------------------------------------------------------------------
Juniper Coal Company                1,000 shares of common stock,     100 shares held by PHCI
("JCC")                             par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Eastern Associated Coal Corp.       5,000 shares of common stock,     3,000 shares held by CPC
("EACC")                            par value $1.00 per share
--------------------------------------------------------------------------------------------------------------------------
Eastern Royalty Corporation         100 shares of common stock,       100 shares held by CPC
("ERC")                             par value $1.00 per share
--------------------------------------------------------------------------------------------------------------------------
North Page Coal Corporation         20,000 shares of common           20,000 share held by CPC
("NPCC")                            stock, par value $1.00 per
                                    share
--------------------------------------------------------------------------------------------------------------------------
Martinka Coal Company               1,000 shares of common stock,     10 shares held by CPC
("MMCC")                            par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Cook Mountain Coal Company          1,000 shares of common stock,     10 shares held by CPC
("CMCC")                            par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================
             COMPANY                       AUTHORIZED STOCK                         ISSUED STOCK OWNERSHIP
==========================================================================================================================
--------------------------------------------------------------------------------------------------------------------------
Pine Ridge Coal Company             1,000 shares of common stock,     10 shares held be CPC
("PRCCO")                           par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Mountain View Coal Company          100 shares of common stock,       100 shares held by CPC
("MVCC")                            par value $1.00 per share
--------------------------------------------------------------------------------------------------------------------------
Affinity Mining Company             5,000 shares of common stock,     3,000 shares held by EACC
("AMC")                             par value $1.00 per share
--------------------------------------------------------------------------------------------------------------------------
Blackrock First Capital             2,000 shares of common stock,     10 shares held by EACC
Corporation ("BFCC")                par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
EACC Camps, Inc.                                                      Non-profit, all capital stock held by EACC
("EACCCI")
--------------------------------------------------------------------------------------------------------------------------
Charles Coal Company                100 shares of common stock,       100 shares held by EACC
("CCCO")                            par value $1.00
--------------------------------------------------------------------------------------------------------------------------
Colony Bay Coal Company                                               EACC-99%
("CBCC")                                                              CCCO-1%
--------------------------------------------------------------------------------------------------------------------------
Sterling Smokeless Coal             4,000 shares of common stock,     3,925 shares held by EACC
Company ("SSCC")                    par value $100.00 per share
--------------------------------------------------------------------------------------------------------------------------
Peabody Coal Company                200,000 shares of common          154,000 shares held by IHC
("PCC")                             stock, par value $10.00 per
                                    share
--------------------------------------------------------------------------------------------------------------------------
Squaw Creek Coal Company                                              PCC-40%
("SCCC")                                                              Aluminum Company of America ("ALCOA")-
                                                                      60%
--------------------------------------------------------------------------------------------------------------------------
Tecumseh Coal Corporation           1,000 shares of common stock,     500 shares held by PCC
("TCC")                             no par value                      500 shares held by Indianapolis Power and Light
--------------------------------------------------------------------------------------------------------------------------
Yankeetown Dock Corporation         1,000 shares of common stock,     400 shares held by PCC
("YDC")                             no par value                      600 shares held by Amax Coal Company
                                  ----------------------------------------------------------------------------------------
                                    30,000 shares of preferred
                                    stock
--------------------------------------------------------------------------------------------------------------------------
Big Sky Coal Company                1,000 shares of common stock,     10 shares held by PCC
("BSCC")                            par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Seneca Coal Company                 1,000 shares of common stock,     10 shares held by PCC
("SCC")                             par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Peabody Western Coal                1,000 shares of common stock,     10 shares held by PCC
Company ("PWCC")                    par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Kayenta Mobile Home Park,           1,000 shares of common stock,     10 shares held by Peabody Western Coal
Inc. ("KMHPI")                      par value $10.00 per share        Company
--------------------------------------------------------------------------------------------------------------------------
Bluegrass Coal Company              100 shares of common stock,       10 shares held by IHC
("BCC")                             par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================
             COMPANY                       AUTHORIZED STOCK                         ISSUED STOCK OWNERSHIP
==========================================================================================================================
--------------------------------------------------------------------------------------------------------------------------
Midwest Coal Resources, Inc.        1,000 shares of common stock,     10 shares held by IHC
("MCRI")                            par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Independent Material Handling       100 shares of common stock,       100 shares held by IHC
Company ("IMHC")                    par value $10.00 per share
--------------------------------------------------------------------------------------------------------------------------
Patriot Coal Company, L.P.                                            SMC-51%
("PCCLP")                                                             BCC-49%
--------------------------------------------------------------------------------------------------------------------------
Grand Eagle Mining, Inc.            1,000 shares of common stock,     100 shares held by PCCLP
("GEMI")                            par value $1.00 per share
--------------------------------------------------------------------------------------------------------------------------
Ohio County Coal Company            1,000 shares of common stock,     50 shares held by PCCLP
("OCCC")                            par value $100.00 per share
--------------------------------------------------------------------------------------------------------------------------
Arid Operations, Inc. ("AOI")       100 shares of common stock,       100 shares held by GFMC
                                    par value $100.00 per share
--------------------------------------------------------------------------------------------------------------------------
Darius Gold Mine, Inc.              51,000 shares of common           5,100 shares held by GFMC
("DGMI")                            stock, par value $1.00 per
                                    share
--------------------------------------------------------------------------------------------------------------------------
Gold Fields Chile, S.A.             20 shares of common stock, no     20 shares held by GFMC
("GFC")                             par value
--------------------------------------------------------------------------------------------------------------------------
Gold Fields Operating               100 shares of common stock,       100 shares held by GFMC
Company-Ortiz ("GFOC")              par value $1.00 per share
--------------------------------------------------------------------------------------------------------------------------
Peabody America, Inc.               1,000 shares of common stock,     100 shares held by GFMC
("PAI")                             par value $1.00 per share
--------------------------------------------------------------------------------------------------------------------------
Peabody Natural Resources                                             GFMC-97%
Company ("PNRC")                                                      PAI-3%
--------------------------------------------------------------------------------------------------------------------------
LCRS Limited Partnership                                              PNRC-27.56% (general partnership interest)
("LCRS LP")                                                           Western Fuels Association, Inc.-22.44% (limited
                                                                      partnership interest)
                                                                      Tuscon Electric Power Company Limited-50%
                                                                      (limited partnership interest)
==========================================================================================================================



Citizens Power Business

==========================================================================================================================
             COMPANY                                TYPE                                 EQUITY OWNERSHIP
==========================================================================================================================
Citizens Power LLC ("CP")           Delaware limited liability company     PII - 100%
--------------------------------------------------------------------------------------------------------------------------
Citizens Power Sales ("CP           Delaware general partnership           CP - 99%
Sales")                                                                    PII - 1%
--------------------------------------------------------------------------------------------------------------------------
CL Funding, L.L.C. ("CL             Delaware limited liability company     CP - 99%
Funding")                                                                  CP Sales - 1%
--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================
             COMPANY                                TYPE                                 EQUITY OWNERSHIP
==========================================================================================================================
CL Hartford, L.L.C. ("CL            Delaware limited liability company     CP - 99%
Hartford")                                                                 PII - 1%
--------------------------------------------------------------------------------------------------------------------------
Hartford Power Sales, L.L.C.        Delaware limited liability company     CP Sales - 50% (Class A)
("HPS")                                                                    CL Hartford - 50% (Class B)
--------------------------------------------------------------------------------------------------------------------------
CL Power Sales One, L.L.C.          Delaware limited liability company     CP - 99%
("CL One")                                                                 CL Funding - 1%
--------------------------------------------------------------------------------------------------------------------------
CL Power Sales Two, L.L.C.          Delaware limited liability company     CP - 49%
("CL Two")                                                                 CP Sales - 51%
--------------------------------------------------------------------------------------------------------------------------
CL Power Sales Three, L.L.C.        Delaware limited liability company     CP - 99%
("CL Three")                                                               CL Funding - 1%
--------------------------------------------------------------------------------------------------------------------------
CL Power Sales Four, L.L.C.         Delaware limited liability company     CP - 99%
("CL Four")                                                                CL Funding - 1%
--------------------------------------------------------------------------------------------------------------------------
CL Power Sales Five, L.L.C.         Delaware limited liability company     CP - 99%
("CL Five")                                                                CL Funding - 1%
--------------------------------------------------------------------------------------------------------------------------
CL Power Sales Six, L.L.C.          Delaware limited liability company     CP Sales - 99%
("CL Six")                                                                 CP - 1%
--------------------------------------------------------------------------------------------------------------------------
CL Power Sales Seven, L.L.C.        Delaware limited liability company     CP Sales - 99%
("CL Seven")                                                               CP - 1%
--------------------------------------------------------------------------------------------------------------------------
CL Power Sales Eight, L.L.C.        Delaware limited liability company     CP Sales - 99%
("CL Eight")                                                               CP - 1%
--------------------------------------------------------------------------------------------------------------------------
CL Power Sales Nine, L.L.C.         Delaware limited liability company     CP Sales - 99%
("CL Nine")                                                                CP - 1%
--------------------------------------------------------------------------------------------------------------------------
CL Power Sales Ten, L.L.C.          Delaware limited liability company     CP Sales - 99%
("CL Ten")                                                                 CP - 1%
==========================================================================================================================



Peabody Coal Business (Australia)

==========================================================================================================================
                COMPANY                             AUTHORIZED STOCK                      ISSUED STOCK OWNERSHIP
==========================================================================================================================
Bengalla Agricultural Co. Pty.           100,000,000 shares, par value            3,500 shares held by Peabody
Limited (Australian Capital              A$0.10                                   Bengalla Investments Pty Limited
Territory, Australia)
--------------------------------------------------------------------------------------------------------------------------
                                                                                  6,500 shares held by unaffiliated
                                                                                  Third Parties
--------------------------------------------------------------------------------------------------------------------------
Bengalla Coal Sales Co. Pty. Limited     100,000,000 shares, par value            3,500 shares held by Peabody
(Australian Capital Territory,           A$0.10                                   Bengalla Investments Pty Limited
Australia)
--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================
                COMPANY                             AUTHORIZED STOCK                      ISSUED STOCK OWNERSHIP
==========================================================================================================================
                                                                                  6,500 shares held by unaffiliated
                                                                                  Third Parties
--------------------------------------------------------------------------------------------------------------------------
Bengalla Mining Co. Pty. Limited         100,000,000 shares, par value            3,500 shares held by Peabody
(Australian Capital Territory,           A$0.10                                   Bengalla Investments Pty Limited
Australia)
--------------------------------------------------------------------------------------------------------------------------
                                                                                  6,500 shares held by unaffiliated
                                                                                  Third Parties
--------------------------------------------------------------------------------------------------------------------------
Darex Capital Inc (Panama                1,000,000 common shares, par value       1000 shares held by Energy Holdings
corporation - office in England)         US$0.01                                  (No. 1) Limited, but will be
                                                                                  transferred to Energy Holdings (No.
                                                                                  2) Limited prior to sale
--------------------------------------------------------------------------------------------------------------------------
Dolphin Properties Pty. Limited          100,000 shares, par value A$1.00         100,000 shares held by Peabody
(Victoria, Australia)                                                             Investments (Australia) Pty. Limited
                                                                                  (Pursuant to Deed of Trust, shares
                                                                                  held in trust for Peabody Sub
                                                                                  Holdings Pty Limited)
--------------------------------------------------------------------------------------------------------------------------
Energy Group Australia Pty. Limited      10,000,000 shares, par value A$1.00      12 shares held by Peabody Sub
(The) (Victoria, Australia)                                                       Holdings Pty. Limited
--------------------------------------------------------------------------------------------------------------------------
Peabody Australasia Pty. Limited         10,000 shares, par value A$1.00          2 shares held by Peabody Resources
(Victoria, Australia)                                                             Limited
--------------------------------------------------------------------------------------------------------------------------
Peabody Australia Limited (England)      1,000,000 "A" Ordinary shares, par       1,000,000 shares held by Energy
                                         value $0.01                              Holdings (No. 1) Limited, but will
                                                                                  be transferred to Energy Holdings
                                                                                  (No. 2) Limited prior to sale.
--------------------------------------------------------------------------------------------------------------------------
Peabody Bengalla Investments Pty.        10,000,000 shares, par value A$1.00      12 shares held by Peabody Resources
Limited (Australian Capital                                                       Limited
Territory, Australia)
--------------------------------------------------------------------------------------------------------------------------
Peabody Bengalla Pty. Limited (New       100,000 shares, par value A$1.00         1 share held by R.I. Knights
South Wales, Australia)                                                           1 share held by R.D. Humphris
                                                                                  (Declaration of trust to Peabody
                                                                                  Resources Limited)
--------------------------------------------------------------------------------------------------------------------------
Peabody Coal Limited (Australian         5,000,000 shares, par value A$1.00       10 shares held by Peabody Resources
Capital Territory, Australia)                                                     Limited
--------------------------------------------------------------------------------------------------------------------------
Peabody Finance Limited (Australian      100,000,000 shares, par value            5 shares held by Peabody Sub
Capital Territory, Australia)            A$1.00                                   Holdings Pty. Limited
--------------------------------------------------------------------------------------------------------------------------
Peabody Investments (Australia) Pty.     500,000 shares, par value A$1.00         201,999 shares held by Peabody
Limited (Victoria, Australia)                                                     Australia Limited
--------------------------------------------------------------------------------------------------------------------------
                                                                                  1 share held by Tillotson
                                                                                  Commercial Vehicles Limited
--------------------------------------------------------------------------------------------------------------------------
Peabody Mining Investments Pty.          5,500 Ordinary "A" Class ("Class         55 Class A shares held by Peabody
Limited (Victoria, Australia)            A") shares, par value A$1.00             Resources Limited
--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================
                COMPANY                             AUTHORIZED STOCK                      ISSUED STOCK OWNERSHIP
==========================================================================================================================
                                         4,500 Ordinary "B" Class ("Class B")     45 Class B shares held by Peabody shares,
                                         par value A$1.00                         Resources Limited
--------------------------------------------------------------------------------------------------------------------------
Peabody Mining Services Pty.             10,000,000 shares, par value A$1.00      12 shares held by Peabody Resources
Limited (formerly Peabody Mining                                                  Limited
Pty. Limited ) (Victoria, Australia)
--------------------------------------------------------------------------------------------------------------------------
Peabody Mount Arthur North Pty.          10,000,000 shares, par value A$1.00      12 shares held by Peabody Resources
Limited (Australian Capital                                                       Limited
Territory, Australia)
--------------------------------------------------------------------------------------------------------------------------
Peabody Resources Corporation            10,000 shares, par value A$1.00          2 shares held by Peabody Resources
(Malaysia) Sdn Bhd (Malaysia)                                                     Limited
--------------------------------------------------------------------------------------------------------------------------
Peabody Resources Holdings Pty.          10,000,000 "A" Ordinary Shares, par      202 Class A shares held by Darex
Limited (Australian Capital              value A$1.00                             Capital, Inc.
Territory, Australia)
--------------------------------------------------------------------------------------------------------------------------
                                         10,000,000 "B" Ordinary Shares, par      406 of Class B shares held by
                                         value A$0.50                             Peabody Investments (Australia) Pty.
                                                                                  Limited
--------------------------------------------------------------------------------------------------------------------------
Peabody Resources Limited                9,501,627 "A" Ordinary shares, par       9,501,627 Class A shares held by
(Victoria, Australia)                    value A$0.50                             Dolphin Properties Pty. Limited
--------------------------------------------------------------------------------------------------------------------------
                                         80,966,746 "B" Ordinary shares, par      38,031,520 Class B shares held by
                                         value A$0.25                             Peabody Investments (Australia) Pty.
                                                                                  Limited
--------------------------------------------------------------------------------------------------------------------------
Peabody Resources Staff Retirement       1,000,000 shares, par value A$1.00       2 shares held by Peabody Resources
Fund Pty. Limited (New South                                                      Limited
Wales, Australia)
--------------------------------------------------------------------------------------------------------------------------
Peabody Sub Holdings Pty. Limited        100,000,000 shares, par value            12 shares held by Peabody Resources
(Australian Capital Territory,           A$1.00                                   Holdings Pty. Limited
Australia)
--------------------------------------------------------------------------------------------------------------------------
Ravensworth Coal Trust (New South                                                 100% of equity held by Peabody
Wales, Australia)                                                                 Mining Investments Pty. Limited
--------------------------------------------------------------------------------------------------------------------------
Ravensworth Pastoral Company Pty.        1,000,000 shares, par value A$1.00       486,900 shares held by Peabody
Limited (New South Wales,                                                         Resources Limited
Australia)
--------------------------------------------------------------------------------------------------------------------------
Rylandes Insurance Company Pty.          2,000,000 shares, par value              2,000,000 shares held by Peabody
Limited (Singapore)                      Singapore $1.00                          Resources Limited
--------------------------------------------------------------------------------------------------------------------------
Survga Limited (Victoria, Australia)     1,000,000 shares, par value A$1.00       5 shares held by Peabody Resources
                                                                                  Limited
--------------------------------------------------------------------------------------------------------------------------
Warkworth Coal Sales Limited (New        400 shares                               115 shares held by Peabody Mining
South Wales, Australia)                                                           Investments Pty Limited
--------------------------------------------------------------------------------------------------------------------------
                                                                                  60 shares held by Peabody
                                                                                  Australasia Pty. Limited
--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================
                COMPANY                             AUTHORIZED STOCK                      ISSUED STOCK OWNERSHIP
==========================================================================================================================
                                                                                  225 shares held by unaffiliated Third
                                                                                  Parties
--------------------------------------------------------------------------------------------------------------------------
Warkworth Mining Limited (New            400 shares                               115 shares held by Peabody
South Wales, Australia)                                                           Resources Limited
--------------------------------------------------------------------------------------------------------------------------
                                                                                  60 shares held by Peabody
                                                                                  Australasia Pty. Limited
--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================
                COMPANY                             AUTHORIZED STOCK                      ISSUED STOCK OWNERSHIP
==========================================================================================================================
                                                                                  225 of shares held by unaffiliated
                                                                                  Third Parties
--------------------------------------------------------------------------------------------------------------------------
Warkworth Pastoral Co. Pty. Limited      400 shares                               115 shares held by Peabody
(New South Wales, Australia)                                                      Resources Limited
--------------------------------------------------------------------------------------------------------------------------
                                                                                  60 shares held by Peabody
                                                                                  Australasia Pty. Limited
--------------------------------------------------------------------------------------------------------------------------
                                                                                  225 shares held by unaffiliated Third
                                                                                  Parties
==========================================================================================================================